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                                                                    EXHIBIT 99.3

                  THIRD AMENDMENT TO REVOLVING CREDIT FACILITY


                  THIS THIRD AMENDMENT, dated as of December 13, 2004 (this "Amendment"), to the REVOLVING CREDIT FACILITY, dated as of January 14, 2003 and amended as of February 5, 2003 and November 28, 2003 (as so amended, the "Agreement"), between NORTHWEST AIRLINES, INC., a Minnesota corporation ("Northwest"), and Pinnacle Airlines, Inc., a Georgia corporation ("Pinnacle");


                              W I T N E S S E T H:

                  WHEREAS, Northwest and Pinnacle are parties to the Agreement; and

                  WHEREAS, Pinnacle has requested that the Agreement be amended as set forth herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. Defined Terms. Terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

                  SECTION 2. Amendment to Section 1. Section 1 of the Agreement is hereby amended by deleting the figure "$50,000,000" in the second sentence thereof and substituting therefor the figure "$25,000,000".

                  SECTION 3. Amendment to Section 2. The first sentence of
Section 2 of the Agreement is hereby amended to read in its entirety as follows:

         "We will make Loans on at least two Business Days' prior written notice from you to us (a "Borrowing Notice") specifying the proposed amount and date (which must be a Business Day on which the aggregate amount of all of your cash, cash equivalents and short term investments (your "Cash Balance") before giving effect to the making of such Loan is less than $20,000,000 and after giving effect to the Loan does not exceed $30,000,000) of such Loan."

                  SECTION 4. Amendment to Section 6. Section 6 of the Agreement is hereby amended by adding thereto an additional sentence reading in its entirety as follows:

         "You shall, on any Business Day on which your Cash Balance has exceeded $30,000,000 for two consecutive Business Days, make a prepayment of the outstanding principal amount of the Loans in an amount equal to the lesser of (i) the excess of your Cash Balance over $20,000,000 or (ii) the aggregate



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         outstanding principal amount of the Loans, in each case together with accrued interest to the date of such prepayment on the principal amount prepaid."

                  SECTION 5. Amendment to Section 10. Clause (a)(i) of Section 10 of the Agreement is hereby amended to read in its entirety as follows:

                  "(i) the representations and warranties contained in Section 11 are true and correct on and as of the date of such Loan as though made on and as of such date, as of the date of such Loan (but before giving effect thereto) your Cash Balance was less than $20,000,000 and as of the date of such Loan (and after giving effect thereto) your Cash Balance will not exceed $30,000,000; and"

                  SECTION 6. Amendment to Section 13. Clause (f) of Section 13 of the Agreement is hereby amended to read in its entirety as follows:

                  "(f) Loans and Advances, etc. Make any loan, advance or other investment in any Person other than (i) United States Treasury securities and money market funds carrying a minimum rating of A1/P1 from Standard & Poor's and Moody's Rating Services, (ii) travel advances to employees and (iii) loans to Guarantor for the sole purpose of paying start-up costs to obtain, and do business utilizing, a second airline operating certificate, provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $5,000,000."

                  SECTION 7.  Effectiveness of this Amendment.

                  This Amendment shall become effective on the date on which Northwest shall have received counterparts of this Amendment duly executed and delivered by Pinnacle and Guarantor.

                  SECTION 8.  Miscellaneous.

                  (a) Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and not waived and shall continue to be in full force and effect.

                  (b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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                  (d) Integration. This Amendment represents the agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein.

                  (e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       NORTHWEST AIRLINES, INC.


                                       By: /s/ Daniel B. Matthews
                                           -----------------------------------
                                           Name: Daniel B. Matthews
                                           Title: Senior Vice President and
                                                  Treasurer


                                       PINNACLE AIRLINES, INC.


                                       By:      \s\ Philip H. Trenary

                                           Name:       Philip H. Trenary

                                           Title:      President and
                                                       Chief Executive Officer





                                GUARANTOR CONSENT

                  The undersigned Guarantor hereby acknowledges receipt of a counterpart of the foregoing Third Amendment to Revolving Credit Facility, consents to all of the terms and provisions thereof and acknowledges and agrees that its Guaranty, dated as of January 14, 2003, in favor of Northwest shall remain in full force and effect after giving effect to the foregoing Third Amendment to Revolving Credit Facility.


                                            PINNACLE AIRLINES CORP.


                                            By:      \s\ Philip H. Trenary

                                               Name:     Philip H. Trenary

                                               Title:    President and
                                                         Chief Executive Officer





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